Exhibit 2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Atlantic American Corporation 401(k) Retirement Savings Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-90890) of our report dated June 14, 2010, relating to the financial statements and supplemental schedule of Atlantic American Corporation 401(k) Retirement Savings Plan which appear in this Form 11-K.


BDO Seidman LLP
Atlanta, Georgia
June 14, 2010